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Exhibit 16

[Padgett, Stratemann & Co., LLP Letterhead]



April 22, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of National Bancshares Corporation of Texas.

Yours truly,

/s/ Padgett, Stratemann & Co., LLP